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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Hybridon, Inc. for the registration of 11,020,600 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 2004 (except for Note 18, as to which date is February 2, 2004), with respect to the consolidated financial statements of Hybridon, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

October 21, 2004